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                                                                   EXHIBIT 10.2


                            LIFEQUEST MEDICAL, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This Agreement dated November 27, 1996, is entered into between LifeQuest Medical, Inc., a Delaware corporation (the "Company"), and Richard H. Klein ("Optionee").

                                    Recitals

         A. The Company (or its affiliate) and Optionee have entered into an Employment Agreement of even date herewith (the "Employment Agreement"), and the Company (or its affiliate) desires to have Optionee remain in its employ, encourage the stock ownership of Optionee and increase the Optionee's proprietary interest in the Company.

         B. The Company desires to grant to Optionee an option to purchase up to 60,000 shares of Common Stock, $.001 par value ("Common Stock"), of the Company.

                                   Agreements

         In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee the option to purchase, during the period commencing on the date of this Agreement and, except as provided in Section 8, ending December 31, 2006, at an exercise price equal to the Closing Sales Price (as defined below) per share, up to, but not exceeding in the aggregate, 60,000 shares of Common Stock, $.001 par value ("Common Stock"), of the Company (such option is hereinafter called the "Option"). The Closing Sales Price shall be the average of the closing bid and asked prices, in the Over-the-Counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, on the Closing Date as defined in the Plan of Merger and Acquisition Agreement executed simultaneously herewith.

         2. Non-Qualified Status. The Option is intended to be a non-qualified stock option which does not satisfy the requirements of Section 422A of the Internal Revenue Code of 1986, as amended. The Option is granted outside of and therefore shall not be subject to the terms and provisions of the Company's 1989 Stock Option Plan, as amended.

         3. Vesting of Option. The Option evidenced hereby may be exercised from time to time as to the following number of shares, on a cumulative basis (as to options to purchase shares not previously exercised), upon or after the satisfaction of the following conditions:

                 (a) 10,000 shares on each of the following dates if the Optionee is employed by the Company on such date:

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                                  (i)      December 31, 1997;
                                  (ii)     December 31, 1998; and
                                  (iii)    December 31, 1999.

                 (b) Achievement of the following annual milestones according to the level of (i) gross sales of the products marketed by Klein Medical, Inc., as reflected in the financial statements of Klein Medical, Inc. prepared in accordance with generally accepted accounting principles consistently applied, plus, (ii) to the extent not included in such gross sales, sales of the products marketed by Klein Medical, Inc. as to which the Company is entitled to commission income (net of such commission income); less sales returns, discounts, taxes and bad debts written off ("Net Sales"):

                          (i)     Upon the close of business for 1997, if the
Optionee is employed by the Company on such date, either:

                                  (1)      10,000 shares if Net Sales exceed
                                            $4,500,000;
                                  (2)      9,000 shares if Net Sales exceed
                                            $4,000,000;
                                  (3)      8,000 shares if Net Sales exceed
                                            $3,500,000;
                                  (4)      7,000 shares if Net Sales exceed
                                            $3,000,000; or
                                  (5)      0 shares if Net Sales do not exceed
                                            $3,000,000.

                          (ii)    Upon the close of business for 1998, if the
Optionee is employed by the Company on such date, either:

                                  (1)      10,000 shares if Net Sales exceed
                                            $6,000,000;
                                  (2)      9,000 shares if Net Sales exceed
                                            $5,500,000;
                                  (3)      8,000 shares if Net Sales exceed
                                            $5,000,000;
                                  (4)      7,000 shares if Net Sales exceed
                                            $4,500,000; or
                                  (5)      0 shares if Net Sales do not exceed
                                            $4,500,000.

                          (iii)   Upon the close of business for 1999, if the
Optionee is employed by the Company on such date, either:

                                  (1)      10,000 shares if Net Sales exceed
                                            $7,500,000;
                                  (2)      9,000 shares if Net Sales exceed
                                            $7,000,000;
                                  (3)      8,000 shares if Net Sales exceed
                                            $6,500,000;
                                  (4)      7,000 shares if Net Sales exceed
                                            $6,000,000; or
                                  (5)      0 shares if Net Sales do not exceed
                                            $6,000,000.

         4. Adjustment. In the event that Net Sales (including any adjustment pursuant to this Section 4) exceed $4,500,000 in 1997, $6,000,000 in 1998, or $7,500,000 in 1999 (in such event, any such year referred to as an "Excess Year"), and in the event that Net Sales (including any adjustment pursuant to this section 4) are less than such amounts in 1998 or 1999 (in such event, any such year referred to as a "Deficient Year"), the amount of such excess in any Excess Year shall be added to the amount of Net Sales in each of the Deficient Years, in order of the





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occurrence of such Deficient Years, in determining the exercisability of options under section 3(b).

         5. Exercise of Option. The Option shall be exercised by Optionee's delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised and the address to which the certificates representing shares of Common Stock issuable upon the exercise of the Option shall be mailed. In order to be effective, such written notice shall be accompanied, at the time of its actual receipt by the Company, by payment of the option price of such shares, which payment shall be made by check in an amount equal to the option price of such shares. As promptly as practicable after the receipt by the Company of (a) such written notice from Optionee setting forth the number of shares with respect to which the Option is to be exercised and (b) payment of the option price of such shares in the form required by the foregoing provisions, the Company shall deliver to Optionee certificates representing the number of shares with respect to which the Option has been so exercised, such certificates to be registered in the name of Optionee. Delivery of such certificates shall be considered to have been made when such certificates shall have been mailed, postage prepaid, to Optionee at the address specified for such purpose in such written notice from Optionee to the Company.

         6. Early Forfeiture of Option. If, before the expiration of the Option, Optionee breaches, or does not perform any of his obligations under, any confidentiality agreement or non-competition agreement now or hereafter in effect between Optionee and the Company, and such breach or non-performance continues for a period 30 days after written notice thereof is given by the Company to Optionee, then, in such event, any unexercised portion of the Option shall automatically be forfeited by Optionee and the Option shall terminate and become of no further effect.

         7. Transferability of Option. The Option shall not be transferable by Optionee otherwise by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. Any assignment or transfer of the Option otherwise than by will or under the laws of descent and distribution, whether voluntarily or involuntarily, by operation of law or otherwise, shall not vest in the assignee or transferee any interest or rights whatsoever, but immediately upon such assignment or transfer the Option shall terminate and become of no further effect.

         8. Termination of Employment or Death of Optionee. The Option granted to Optionee shall terminate on the earlier of the date of the expiration of the Option or upon severance of the employment relationship between the Company and Optionee under Section 5.01, 5.02 or 5.03 of the Employment Agreement dated November 27, 1996, between Klein Medical Acquisition Co. and Optionee; provided, however, if Optionee shall die while in the employ of the Company and before the date of expiration of his Option, his Option shall terminate on the later of the date of expiration or one year following the date of death. After the death of Optionee, his executor, administrator or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to its termination, to exercise his Option to the extent Optionee could have exercised it had he lived and remained in the employ of the Company.





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         9.      No Rights as Stockholder.  Optionee shall not have rights as a stockholder with respect to shares covered by the Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Section 10 hereof, no adjustment for dividends or otherwise shall be made if the record date therefor is prior to the date of issuance of such certificate.

         10. Changes in the Company's Capital Structure. The existence of the Option shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then
(a) the number, class and per share price of shares of stock subject to the Option hereunder shall be appropriately adjusted in such a manner as to entitle Optionee to receive upon exercise of the Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised the Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under this Agreement shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

         Except as provided herein, if the Company is merged or consolidated with another corporation or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while the Option remains unexercised under this Agreement, (x) subject to the provisions of clause (y) below, after the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, Optionee shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Common Stock, the number and class or classes of shares of such stock or other securities or property to which Optionee would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale or other disposition, Optionee had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which the Option shall be so exercised; or (y) the Option shall be canceled by the Company as of the effective date of any such merger, consolidation, liquidation, sale or other disposition, provided that (i) notice of such cancellation shall be given to Optionee and (ii) Optionee shall have the right to exercise the Option in full (without regard to any limitations set forth in paragraph 3 hereof) during a period set by the Company preceding the effective date of such merger, consolidation, liquidation, sale or other disposition and, provided further, that in the event the Option may not be exercised in full under applicable securities laws without registration of the shares of Common Stock issuable on exercise of the Option, the Company may limit the exercise of the Option to such number of shares of Common Stock, if any, as may





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be issued without such registration, the method of choosing the number of shares of Common Stock for which the Option may be exercised to be solely within the discretion of the Company.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to the Option.

         11. Requirements of Law. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute or result in a violation by Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of the Option, the Company shall not be required to issue such shares unless the Company has received evidence reasonably satisfactory to it to the effect that Optionee will not transfer such shares except in accordance with applicable law, including receipt of an opinion of counsel reasonably satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The Company may, but shall in no event be obligated to, register any shares covered hereby pursuant to applicable securities laws of any county or political subdivision thereof. In the event the shares issuable on exercise of the Option are not so registered, the Company may imprint on the certificate evidencing such shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant to the Option to comply with any law or regulation of any governmental authority.

         12. Arbitration. The Company and Optionee agree that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled by arbitration in San Antonio, Texas pursuant to the rules of the American Arbitration Association. If the two parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each party (or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decisions of the single arbitrator jointly selected by the parties, or, if three arbitrators are selected, the decision of any two of them, will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrator or arbitrators.

         13. Notices. Any notice, report, demand or payment required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if hand delivered or delivered by responsible overnight courier or sent by certified or registered air mail, return receipt requested, and postage prepaid as follows:





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If to the Company:

                                  LifeQuest Medical, Inc.
                                  9601 McAllister Freeway, Suite 1120
                                  San Antonio, Texas 78216
                                  Attn:   Randall K. Boatright

with a copy to:                   Fulbright & Jaworski L.L.P.
                                  300 Convent Street
                                  San Antonio, Texas  78205
                                  Attn:   Phillip M. Renfro, Esq.
                                  Facsimile No. (210) 270-7205

If to Employee:                   Richard H. Klein
                                  1206 Safari
                                  San Antonio, Texas 78216-2856

with a copy to:                   Vail & Schneider, P.C.
                                  10 E. 40 Street
                                  New York, New York 10016
                                  Attn:  Jeffrey Vail
                                  Facsimile No. (212) 481-3112

         14. Employment Agreement. The granting of the Option shall not diminish or impair the rights and responsibilities of Optionee and the Company under the Employment Agreement or any confidentiality or non-competition agreement in effect between the Optionee and the Company. Optionee and the Company agree that the granting of the Option pursuant to this Agreement constitutes full satisfaction of any and all obligations of the Company contained in the Employment Agreement with respect to the granting of stock options, and Optionee hereby forever releases any claims with respect to such obligations of the Company (and its affiliate) under the Employment Agreement.

         This Agreement is effective as of the date first written above.


                                        LIFEQUEST MEDICAL, INC.



                                        By:/s/ HERBERT H. SPOON
                                           -------------------------------------
                                           Herbert H. Spoon,
                                           President and Chief Executive Officer


                                           /s/ RICHARD H. KLEIN
                                           -------------------------------------
                                           Richard H. Klein





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